UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2014

COGENT COMMUNICATIONS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31227	52-2337274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia	20007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  202-295-4200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed for the purpose of establishing Cogent Communications Holdings, Inc., a Delaware corporation (“Holdings”), as a “successor issuer” pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to timely disclose certain other events required to be disclosed on Form 8-K with respect to Cogent Communications Group, Inc., a Delaware corporation (the “Company”), and Holdings.

In connection with the succession, the common stock of Holdings is deemed to be registered under Section 12(b) of the Exchange Act by operation of law.  As a result, Holdings is subject to the informational and disclosure requirements imposed by the Exchange Act and the rules and regulations promulgated thereunder and will hereafter file reports and other information with the Securities and Exchange Commission (the “Commission”).

Item 1.01.                                        Entry into a Material Definitive Agreement.

On May 15, 2014, pursuant to the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of May 15, 2014, by and among the Company, Holdings and Cogent Communications Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company adopted a new holding company organizational structure whereby the Company is now a wholly owned subsidiary of Holdings.

The holding company organizational structure was effected by a merger (the “Merger”) conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), which provides for the formation of a holding company structure without a vote of the stockholders of the constituent corporations.  Because the holding company organizational structure has occurred at the parent company level, the remainder of the Company’s subsidiaries, operations and customers will not be affected by this transaction.

Under the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger and becoming a direct, wholly owned subsidiary of Holdings.  The Company formed Holdings as a wholly owned subsidiary solely for the purpose of implementing the Merger, which in turn formed Merger Sub as its wholly owned subsidiary.  Immediately prior to the Merger, Holdings had no assets, liabilities or operations.

Pursuant to the Merger Agreement, all of the outstanding capital stock of the Company was converted, on a share for share basis, into capital stock of Holdings.  As a result, each former stockholder of the Company became the owner of an identical number of shares of capital stock of Holdings, evidencing the same proportional interests in Holdings and having the same designations, rights, powers and preferences, qualifications, limitations and restrictions, as those that the stockholder held in the Company.

Additionally, each outstanding option to purchase shares of common stock of the Company was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of Holdings’ common stock.

Holdings’ common stock will continue to be listed and trade on The NASDAQ Stock Market under the symbol “CCOI” without interruption.  The conversion of shares of capital stock under the Merger Agreement occurred without an exchange of certificates.  Accordingly, certificates formerly representing shares of outstanding capital stock of the Company are deemed to represent the same number of shares of capital stock of Holdings.

Pursuant to Section 251(g) of the DGCL, the provisions of the certificate of incorporation and bylaws of Holdings are substantially identical to those of the Company prior to the date on which the Merger Agreement took effect.  The authorized capital stock of Holdings, the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof are also substantially identical to those of the capital stock of the Company immediately prior to the date of the Merger.  Further, the directors and executive officers of Holdings are the same individuals who were directors and executive officers, respectively, of the Company immediately prior to the date of the Merger.

Notwithstanding this transaction, Holdings is not the “successor issuer” to the Company’s senior secured credit facilities or senior unsecured notes, including the Company’s 8.375% Senior Secured Notes due February 15, 2018 or its 1.00% Convertible Senior Notes due 2027 (the “Convertible Notes”), or other outstanding debt obligations.  Additionally, Holdings has not become subject to the restrictive covenants under the Company’s outstanding debt obligations.  However, as provided in Item 3.03 below, Holdings has guaranteed the Company’s outstanding debt obligations under the Convertible Notes.

The description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the consummation of the transactions contemplated by the Merger Agreement, on May 15, 2014, Holdings also executed a supplemental indenture (the “Supplemental Indenture”) to the indenture governing the Company’s Convertible Notes, pursuant to which Holdings agreed to guarantee the obligations of the Company under such indenture.  As of the date hereof, there is approximately $92.0 million in aggregate principal amount of Convertible Notes outstanding.

The description of the Supplemental Indenture does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the transactions contemplated by the Merger Agreement, on May 15, 2014, the Company and Holdings also executed an assignment and assumption agreement attached hereto as Exhibit 10.1 (the “Assignment and Assumption Agreement”) pursuant to which, from and after the effective time of the Merger, the Company assigned to Holdings, and Holdings has assumed and agreed to perform, all obligations of the Company under its 2004 Incentive Award Plan, each stock option agreement and/or restricted stock agreement entered into pursuant to the 2004 Incentive Award Plan, and each outstanding Company option granted thereunder.

The description of the Assignment and Assumption Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Assignment and Assumption Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the date hereof, the Holdings adopted a certificate of incorporation (the “Certificate”) and bylaws (the “Bylaws”) that are identical to the certificate of incorporation and bylaws of the Company immediately prior to the Merger, except for certain amendments that are permissible under Section 251(g)(4) of the DGCL.  Holdings has the same authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof are the same as that of the Company’s capital stock immediately prior to the Merger.

The Certificate and the Bylaws of Holdings are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01.                                    Other Events.

On May 15, 2014, the Company issued a press release announcing that it had adopted a new holding company structure.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated as of May 15, 2014, by and among Cogent Communications Group, Inc., Cogent Communications Holdings, Inc. and Merger Sub.

3.1	Certificate of Incorporation of Cogent Communications Holdings, Inc.

3.2	Bylaws of Cogent Communications Holdings, Inc.

4.1	Supplemental Indenture, dated as of May 15, 2014, by and among Cogent Communications Group, Inc., Cogent Communications Holdings, Inc. and Wells Fargo Bank, National Association, as trustee.

10.1	Assignment and Assumption Agreement, dated as of May 15, 2014, by and between Cogent Communications Group, Inc. and Cogent Communications Holdings, Inc.

99.1	Press Release issued by the Company on May 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014

Cogent Communications Holdings, Inc.

	By:	/s/ David Schaeffer
	Name:	David Schaeffer
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated as of May 15, 2014, by and among Cogent Communications Group, Inc., Cogent Communications Holdings, Inc. and Merger Sub.

3.1	Certificate of Incorporation of Cogent Communications Holdings, Inc.

3.2	Bylaws of Cogent Communications Holdings, Inc.

4.1	Supplemental Indenture, dated as of May 15, 2014, by and among Cogent Communications Group, Inc., Cogent Communications Holdings, Inc. and Wells Fargo Bank, National Association, as trustee.

10.1	Assignment and Assumption Agreement, dated as of May 15, 2014, by and between Cogent Communications Group, Inc. and Cogent Communications Holdings, Inc.

99.1	Press Release issued by the Company on May 15, 2014.